Exhibit 99

Contacts:

Media	Investor Relations
Bevin Maguire	Sean Meakim
(704) 654-7023	(704) 627-6200
bevin.maguire@honeywell.com	sean.meakim@honeywell.com

HONEYWELL OVERDELIVERS ON SALES AND EARNINGS WITH
STRONG SECOND QUARTER RESULTS; RAISES ORGANIC GROWTH,
SEGMENT MARGIN, AND ADJUSTED EPS GUIDANCE FOR THE FULL YEAR

•Sales Growth and Margin Expansion in Aerospace, Honeywell Building Technologies, and Performance Materials and Technologies
•Reported Sales up 2%, Organic Sales up 4%, Exceeding High End of Guidance Range
•Earnings Per Share of $1.84, Adjusted Earnings Per Share1 of $2.10, Exceeding High End of Guidance Range
•Orders up 12%; Backlog2 up 12% to $29.5 Billion, Led by Our Long-Cycle Businesses
•Deployed $2.3 Billion in Capital, including $1.4 Billion to Share Repurchases

CHARLOTTE, N.C., July 28, 2022 -- Honeywell (NASDAQ: HON) today announced results for the second quarter, which met or exceeded the company's guidance. The company also raised the low end of its full-year organic growth and adjusted EPS guidance ranges and raised its full-year segment margin guidance range.
The company reported second quarter organic sales growth of 4%, or 7% excluding the impact of lower COVID-mask volumes and the wind down of operations in Russia,3 exceeding the high end of the company's guidance range. Operating margin contracted by 20 basis points to 17.9% primarily due to an additional charge related to Russia. Segment margin expanded by 50 basis points to 20.9%, or 80 basis points excluding the year-over-year impact of Quantinuum. Adjusted earnings per share1 was $2.10, up 4% year over year and 2 cents above the high end of the company’s guidance range. Operating cash flow was $0.8 billion, down 38% year over year, and free cash flow was $0.8 billion, down 43% year over year, due to higher working capital as expected ahead of anticipated volume growth in the back half.
“Honeywell met or exceeded guidance for all metrics in the second quarter despite a challenging macroeconomic backdrop,” said Darius Adamczyk, chairman and chief executive officer of Honeywell. “Organic sales grew 4% led by strong double-digit growth in our commercial aerospace, building products, advanced sensing technologies, and advanced materials businesses. Aerospace, Honeywell Building Technologies, and Performance Materials and Technologies all grew organically and expanded margins in the quarter. While we recognize macro crosscurrents are clouding the global economic growth outlook, we remain confident in our demand outlook for the back half of the year with orders up 12% year over year and closing backlog2 of $29.5 billion, up 12% year over year, led by our long-cycle businesses, which will help drive growth for quarters to come. We once again demonstrated our operational agility by staying ahead of the inflation curve, enabling us to expand margins and beat the high end of our adjusted EPS guidance. We also continued to execute on our capital deployment strategy, deploying $2.3 billion in the quarter, including $1.4 billion of share repurchases.”

- MORE -

Honeywell Q2’22 Results - 2

Adamczyk continued, “As we have shown, our rigorous operating principles enable us to mitigate external challenges and deliver results that maximize shareholder value. The continued recovery of our key commercial aviation, defense, energy, and non-residential end markets, our commercial excellence, and our technologically differentiated portfolio of solutions will allow us to capitalize on near-term growth opportunities and remain highly resilient amid ongoing uncertainties.”
As a result of the company’s second-quarter performance and management’s outlook for the remainder of the year, full-year sales are now expected to be in the range of $35.5 billion to $36.1 billion, up 5% to 7% organically, or up 7% to 9% excluding the one-point impact of COVID-driven mask sales declines and one-point impact of lost Russian sales. Segment margin expansion4 is now expected to be in the range of 30 to 70 basis points, including an approximate (30) basis point impact from investments in the Quantinuum business. Adjusted earnings per share4,5 is now expected to be in the range of $8.55 to $8.80. Operating cash flow is expected to be in the range of $5.5 billion to $5.9 billion, and free cash flow is expected to be $4.7 billion to $5.1 billion. A summary of the company’s full year guidance changes can be found in Table 1.

Second-Quarter Performance
Honeywell sales for the second quarter were up 2% year over year on a reported basis and 4% year over year on an organic basis. The second-quarter financial results can be found in Tables 2 and 3.
Aerospace sales for the second quarter were up 5% year over year on an organic basis. Commercial aftermarket demand improved in the second quarter as flight hours continued to increase, resulting in approximately 20% growth in both air transport aftermarket and business and general aviation aftermarket. Business and general aviation original equipment grew double digits, while air transport original equipment grew over 25% year over year as we continue to see strong build rates. Growth in commercial aerospace was partially offset by lower defense volumes. Segment margin expanded 80 basis points to 26.5% in the second quarter, led by commercial excellence partially offset by cost inflation.
Honeywell Building Technologies sales for the second quarter were up 14% on an organic basis year over year driven by strength in both building products and building solutions. Orders were up double digits for the second consecutive quarter, led by building projects, building management systems, and security products. Segment margin expanded 110 basis points to 23.5% due to pricing actions partially offset by cost inflation.
Performance Materials and Technologies sales for the second quarter were up 10% on an organic basis year over year despite an approximately 3% headwind from Russia. Sales growth was led by solid pricing and greater volumes in advanced materials, as well as strength in petrochemical catalyst shipments and thermal solutions, which both grew over 20% in the quarter. This growth was partially offset by lower equipment volumes and lost Russian sales in UOP. Segment margin expanded 150 basis points to 22.3%, primarily driven by price actions partially offset by cost inflation.
Safety and Productivity Solutions sales for the second quarter decreased 10% on an organic basis year over year as strength in advanced sensing technologies and productivity solutions and services was offset by lower personal protective equipment and warehouse automation volumes. Excluding the impact of lower COVID-mask volumes, organic sales decreased by 5% in the quarter. Advanced sensing technologies grew 25% and productivity solutions and services grew 19%, demonstrating excellent execution in a difficult supply constrained environment. Segment margin contracted 140 basis points to 12.6%, primarily driven by lower volume leverage, cost inflation, and a
- MORE -

Honeywell Q2’22 Results - 3

one-time write-down of excess COVID-related mask inventory, partially offset by pricing and a favorable licensing agreement with a competitor.

Conference Call Details
Honeywell will discuss its second-quarter results and updated full-year guidance during an investor conference call starting at 8:30 a.m. Eastern Daylight Time today. A live webcast of the investor call as well as related presentation materials will be available through the Investor Relations section of the company’s website (www.honeywell.com/investor). A replay of the webcast will be available for 30 days following the presentation.

TABLE 1: FULL-YEAR 2022 GUIDANCE4

	Previous Guidance	Current Guidance
Sales	$35.5B - $36.4B	$35.5B - $36.1B
Organic Growth	4% - 7%	5% - 7%
Organic Growth Excluding Impact of COVID-Driven Mask Sales Declines and Lost Russian Sales	6% - 9%	7% - 9%
Segment Margin	21.1% - 21.5%	21.3% - 21.7%
Expansion	Up 10 - 50 bps	Up 30 - 70 bps
Expansion Excluding the Impact of Quantinuum	Up 40 - 80 bps	Up 60 - 100 bps
Adjusted Earnings Per Share[5]	$8.50 - $8.80	$8.55 - $8.80
Adjusted Earnings Growth[6]	5% - 9%	6% - 9%
Operating Cash Flow	$5.7B - $6.1B	$5.5B - $5.9B
Free Cash Flow	$4.7B - $5.1B	$4.7B - $5.1B
Excluding Impact of Quantinuum	$4.9B - $5.3B	$4.9B - $5.3B

TABLE 2: SUMMARY OF HONEYWELL FINANCIAL RESULTS

	2Q 2022	2Q 2021	Change
Sales	8,953	8,808	2%
Organic Growth			4%
Operating Income Margin	17.9%	18.1%	-20 bps
Segment Margin	20.9%	20.4%	50 bps
Earnings Per Share	$1.84	$2.04	(10%)
Adjusted Earnings Per Share[1]	$2.10	$2.02	4%
Cash Flow from Operations	789	1,278	(38%)
Operating Cash Flow Conversion	63%	89%	(26%)
Free Cash Flow	843	1,468	(43%)
Adjusted Free Cash Flow Conversion[7]	59%	103%	(44%)

- MORE -

Honeywell Q2’22 Results - 4

TABLE 3: SUMMARY OF SEGMENT FINANCIAL RESULTS

AEROSPACE	2Q 2022	2Q 2021	Change
Sales	2,898	2,766	5%
Organic Growth			5%
Segment Profit	767	710	8%
Segment Margin	26.5%	25.7%	80 bps
HONEYWELL BUILDING TECHNOLOGIES
Sales	1,531	1,407	9%
Organic Growth			14%
Segment Profit	360	315	14%
Segment Margin	23.5%	22.4%	110 bps
PERFORMANCE MATERIALS AND TECHNOLOGIES
Sales	2,694	2,552	6%
Organic Growth			10%
Segment Profit	601	530	13%
Segment Margin	22.3%	20.8%	150 bps
SAFETY AND PRODUCTIVITY SOLUTIONS
Sales	1,829	2,083	(12%)
Organic Growth			(10%)
Segment Profit	231	292	(21%)
Segment Margin	12.6%	14.0%	-140 bps
1Adjusted EPS and adjusted EPS V% exclude charges and the accrual of reserves related to foreign exchange revaluation, inventory reserves, the write-down of other assets, impairment of property, plant and equipment, employee severance, and a tax valuation allowance, related to the initial suspension and wind down of our businesses and operations in Russia, expenses related to UOP matters, changes in fair value for Garrett equity securities, and a non-cash charge associated with the reduction in value of reimbursement receivables following Garrett's emergence from bankruptcy on April 30, 2021.
2Effective March 31, 2022, performance obligations exclude contracts with customers related to Russia as collectability is not reasonably assured. Backlog V% includes prior year revisions to reflect a prior period correction, which had no impact on our results of operations.
3Lost Russian sales is defined as the year-over-year decline in sales due to the decision to wind down our businesses and operations in Russia. This does not reflect management’s estimate of 2022 Russian sales absent the decision to wind down our businesses and operations in Russia.
4As discussed in the notes to the attached reconciliations, we do not provide guidance for margin or EPS on a GAAP basis.
5Adjusted EPS guidance excludes charges and the accrual of reserves related to outstanding accounts receivable and contract assets, impairment of intangible assets, foreign exchange revaluation, inventory reserves, the write-down of other assets, impairment of property, plant and equipment, employee severance, and a tax valuation allowance, related to the initial suspension and wind down of our businesses and operations in Russia, expenses related to UOP matters, and any potential future one-time items that we cannot reliably predict or estimate such as pension mark-to-market.
6Adjusted EPS V% guidance excludes charges and the accrual of reserves related to outstanding accounts receivable and contract assets, impairment of intangible assets, foreign exchange revaluation, inventory reserves, the write-down of other assets, impairment of property, plant and equipment, employee severance, and a tax valuation allowance, related to the initial suspension and wind down of our businesses and operations in Russia, expenses related to UOP matters, pension mark-to-market, changes in fair value for Garrett equity securities, a non-cash charge associated with the reduction in value of reimbursement receivables following Garrett's emergence from bankruptcy on April 30, 2021, gain on the sale of the retail footwear business, and any potential future one-time items that we cannot reliably predict or estimate.
7Adjusted free cash flow conversion is free cash flow (cash flow from operations less capital expenditures plus cash receipts from Garrett) divided by adjusted net income attributable to Honeywell. Adjusted net income attributable to Honeywell excludes charges and the accrual of reserves related to foreign exchange revaluation, inventory reserves, the write-down of other assets, impairment of property, plant and equipment, employee severance, and a tax valuation allowance, related to the initial suspension and wind down of our businesses and operations in Russia, expenses related to UOP matters, changes in fair value for Garrett equity securities, and a non-cash charge associated with a reduction in value of reimbursement receivables following Garrett's emergence from bankruptcy on April 30, 2021.

Honeywell (www.honeywell.com) is a Fortune 100 technology company that delivers industry specific solutions that include aerospace products and services; control technologies for buildings and industry; and performance materials globally. Our technologies help everything from aircraft, buildings, manufacturing plants, supply chains, and workers become more connected to make our world smarter, safer, and more sustainable. For more news and information on Honeywell, please visit www.honeywell.com/newsroom.

Honeywell uses our Investor Relations website, www.honeywell.com/investor, as a means of disclosing information which may be of interest or material to our investors and for complying with disclosure obligations under Regulation FD. Accordingly, investors should monitor our Investor Relations website, in addition to following our press releases, SEC filings, public conference calls, webcasts, and social media.
- MORE -

Honeywell Q2’22 Results - 5

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that address activities, events or developments that management intends, expects, projects, believes or anticipates will or may occur in the future. They are based on management’s assumptions and assessments in light of past experience and trends, current economic and industry conditions, expected future developments and other relevant factors. They are not guarantees of future performance, and actual results, developments and business decisions may differ significantly from those envisaged by our forward-looking statements. We do not undertake to update or revise any of our forward-looking statements, except as required by applicable securities law. Our forward-looking statements are also subject to risks and uncertainties, including the impact of the COVID-19 pandemic and the Russia-Ukraine conflict, that can affect our performance in both the near- and long-term. In addition, no assurance can be given that any plan, initiative, projection, goal commitment, expectation, or prospect set forth in this release can or will be achieved. Any forward-looking plans described herein are not final and may be modified or abandoned at any time. We identify the principal risks and uncertainties that affect our performance in our Form 10-K and other filings with the Securities and Exchange Commission.

This release contains financial measures presented on a non-GAAP basis. Honeywell’s non-GAAP financial measures used in this release are as follows:
•Segment profit, on an overall Honeywell basis, a measure by which we assess operating performance, which we define as operating income adjusted for certain items as presented in the Appendix;
•Segment profit excluding Quantinuum, which we define as segment profit excluding segment profit attributable to Quantinuum;
•Segment margin, on an overall Honeywell basis, which we define as segment profit divided by net sales;
•Segment margin excluding Quantinuum, which we define as segment profit excluding Quantinuum divided by net sales excluding Quantinuum;
•Expansion in segment profit margin percentage, which we define as the year-over-year increase in segment profit margin percentage;
•Expansion in segment profit margin percentage excluding Quantinuum, which we define as the year-over-year increase in segment profit margin percentage excluding Quantinuum;
•Organic sales growth, which we define as net sales growth less the impacts from foreign currency translation, and acquisitions and divestitures for the first 12 months following transaction date;
•Organic sales growth excluding COVID-driven masks, which we define as organic sales excluding any sales attributable to COVID-driven masks;
•Organic sales growth excluding COVID-driven mask sales and lost Russian sales, which we define as organic sales growth excluding any sales attributable to COVID-driven mask sales and substantial suspension and wind down of operations in Russia;
•Free cash flow, which we define as cash flow from operations less capital expenditures plus cash receipts from Garrett, if and as noted in the release;
•Free cash flow excluding Quantinuum which we define as free cash flow less free cash flow attributable to Quantinuum;
•Adjusted net income attributable to Honeywell, which we define as net income attributable to Honeywell which we adjust to exclude: charges and the accrual of reserves related to foreign exchange revaluation, inventory reserves, the write-down of other assets, impairment of property, plant and equipment, employee severance, and a tax valuation allowance related to the initial suspension and wind down of our businesses and operations in Russia, expenses related to UOP matters, changes in fair value for Garrett equity securities, and a non-cash charge associated with a reduction in value of reimbursement receivables following Garrett's emergence from bankruptcy on April 30, 2021, if and as noted in the release;
•Adjusted free cash flow conversion, which we define as free cash flow divided by adjusted net income attributable to Honeywell; and
•Adjusted earnings per share, which we adjust to exclude: charges and the accrual of reserves related to outstanding accounts receivable and contract assets, impairment of intangible assets, foreign exchange revaluation, inventory reserves, the write-down of other assets, impairment of property, plant and equipment, employee severance, and a tax valuation allowance, related to the initial suspension and wind down of our businesses and operations in Russia, expenses related to UOP matters, pension mark-to-market, changes in fair value for Garrett equity securities, a non-cash charge associated with the reduction in value of reimbursement receivables following Garrett's emergence from bankruptcy on April 30, 2021, and a gain on the sale of the retail footwear business, if and as noted in the release.

Management believes that, when considered together with reported amounts, these measures are useful to investors and management in understanding our ongoing operations and in the analysis of ongoing operating trends. These
- MORE -

Honeywell Q2’22 Results - 6

metrics should be considered in addition to, and not as replacements for, the most comparable GAAP measure. Certain metrics presented on a non-GAAP basis represent the impact of adjusting items net of tax. The tax-effect for adjusting items is determined individually and on a case-by-case basis. Refer to the Appendix attached to this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures.

- MORE -

Honeywell Q2’22 Results - 7

Honeywell International Inc.
Consolidated Statement of Operations (Unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Product sales	$6,684	$6,639	$12,816	$13,048
Service sales	2,269	2,169	4,513	4,214
Net sales	8,953	8,808	17,329	17,262
Costs, expenses and other
Cost of products sold(1)	4,673	4,734	9,046	9,285
Cost of services sold(1)	1,373	1,269	2,674	2,427
	6,046	6,003	11,720	11,712
Selling, general and administrative expenses(1)	1,306	1,207	2,737	2,443
Other (income) expense	(190)	(366)	(509)	(808)
Interest and other financial charges	87	83	172	173
	7,249	6,927	14,120	13,520
Income before taxes	1,704	1,881	3,209	3,742
Tax expense (benefit)	441	434	812	847
Net income	1,263	1,447	2,397	2,895
Less: Net income attributable to the noncontrolling interest	2	17	2	38
Net income attributable to Honeywell	$1,261	$1,430	$2,395	$2,857
Earnings per share of common stock - basic	$1.86	$2.06	$3.51	$4.11
Earnings per share of common stock - assuming dilution	$1.84	$2.04	$3.48	$4.06
Weighted average number of shares outstanding - basic	679.0	693.8	681.8	695.0
Weighted average number of shares outstanding - assuming dilution	685.0	702.5	688.1	703.5

(1)
Cost of products and services sold and Selling, general and administrative expenses include amounts for repositioning and other charges, the service cost component of pension and other postretirement (income) expense, and stock compensation expense.

- MORE -

Honeywell Q2’22 Results - 8

Honeywell International Inc.
Segment Data (Unaudited)
(Dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
Net Sales	2022	2021	2022	2021
Aerospace	$2,898	$2,766	$5,647	$5,398
Honeywell Building Technologies	1,531	1,407	2,960	2,765
Performance Materials and Technologies	2,694	2,552	5,147	4,898
Safety and Productivity Solutions	1,829	2,083	3,573	4,201
Corporate and All Other	1	—	2	—
Total	$8,953	$8,808	$17,329	$17,262

Reconciliation of Segment Profit to Income Before Taxes

	Three Months Ended June 30,		Six Months Ended June 30,
Segment Profit	2022	2021	2022	2021
Aerospace	$767	$710	$1,520	$1,472
Honeywell Building Technologies	360	315	696	620
Performance Materials and Technologies	601	530	1,111	964
Safety and Productivity Solutions	231	292	484	595
Corporate and All Other	(92)	(54)	(178)	(83)
Total segment profit	1,867	1,793	3,633	3,568
Interest and other financial charges	(87)	(83)	(172)	(173)
Stock compensation expense (1)	(53)	(39)	(113)	(116)
Pension ongoing income (2)	250	272	501	548
Other postretirement income (2)	10	18	20	35
Repositioning and other charges (3,4)	(227)	(101)	(614)	(242)
Other (5)	(56)	21	(46)	122
Income before taxes	$1,704	$1,881	$3,209	$3,742

(1)	Amounts included in Selling, general and administrative expenses.
(2)	Amounts included in Cost of products and services sold and Selling, general and administrative expenses (service costs) and Other income (expense) (non-service cost components).
(3)	Amounts included in Cost of products and services sold, Selling, general and administrative expenses, and Other (income) expense.
(4)	Includes repositioning, asbestos, and environmental expenses.
(5)	Amounts include the other components of Other (income) expense not included within other categories in this reconciliation. Equity income of affiliated companies is included in segment profit.

- MORE -

Honeywell Q2’22 Results - 9

Honeywell International Inc.
Consolidated Balance Sheet (Unaudited)
(Dollars in millions)

	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$8,248	$10,959
Short-term investments	411	564
Accounts receivable, less allowances of $378 and $177, respectively	7,738	6,830
Inventories	5,576	5,138
Other current assets	1,874	1,881
Total current assets	23,847	25,372
Investments and long-term receivables	797	1,222
Property, plant and equipment - net	5,342	5,562
Goodwill	17,528	17,756
Other intangible assets - net	3,385	3,613
Insurance recoveries for asbestos related liabilities	272	322
Deferred income taxes	491	489
Other assets	10,596	10,134
Total assets	$62,258	$64,470
LIABILITIES
Current liabilities:
Accounts payable	$6,245	$6,484
Commercial paper and other short-term borrowings	3,487	3,542
Current maturities of long-term debt	3,099	1,803
Accrued liabilities	7,116	7,679
Total current liabilities	19,947	19,508
Long-term debt	12,491	14,254
Deferred income taxes	2,421	2,364
Postretirement benefit obligations other than pensions	212	208
Asbestos-related liabilities	1,780	1,800
Other liabilities	7,210	7,087
Redeemable noncontrolling interest	7	7
Shareowners’ equity	18,190	19,242
Total liabilities, redeemable noncontrolling interest and shareowners’ equity	$62,258	$64,470
- MORE -

Honeywell Q2’22 Results - 10

Honeywell International Inc.
Consolidated Statement of Cash Flows (Unaudited)
(Dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income	$1,263	$1,447	$2,397	$2,895
Less: Net income attributable to the noncontrolling interest	2	17	2	38
Net income attributable to Honeywell	1,261	1,430	2,395	2,857
Adjustments to reconcile net income attributable to Honeywell to net cash provided by operating activities:
Depreciation	161	164	328	335
Amortization	114	120	277	290
Gain on sale of non-strategic businesses and assets	—	—	—	(90)
Repositioning and other charges	227	101	614	242
Net payments for repositioning and other charges	(112)	(163)	(220)	(358)
Pension and other postretirement income	(260)	(290)	(521)	(583)
Pension and other postretirement benefit receipts (payments)	9	(13)	(5)	(27)
Stock compensation expense	53	39	113	116
Deferred income taxes	99	38	120	101
Other	148	(181)	81	(277)
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable	(619)	(270)	(904)	(127)
Inventories	(103)	(113)	(434)	(271)
Other current assets	(9)	(32)	(38)	(98)
Accounts payable	(41)	345	(240)	402
Accrued liabilities	(139)	103	(741)	(256)
Net cash provided by operating activities	789	1,278	825	2,256
Cash flows from investing activities:
Expenditures for property, plant and equipment	(158)	(185)	(341)	(406)
Proceeds from disposals of property, plant and equipment	1	—	11	14
Increase in investments	(247)	(661)	(470)	(1,397)
Decrease in investments	342	719	646	1,331
Receipts from Garrett Motion Inc.	212	375	409	375
Receipts (payments) from settlements of derivative contracts	276	(163)	337	(23)
Cash paid for acquisitions, net of cash acquired	(2)	(24)	(178)	(1,327)
Proceeds from sales of businesses, net of fees paid	—	—	—	190
Net cash provided by (used for) investing activities	424	61	414	(1,243)
Cash flows from financing activities:
Proceeds from issuance of commercial paper and other short-term borrowings	1,696	1,090	2,924	2,358
Payments of commercial paper and other short-term borrowings	(1,698)	(1,089)	(2,926)	(2,355)
Proceeds from issuance of common stock	52	47	75	114
Proceeds from issuance of long-term debt	—	4	1	27
Payments of long-term debt	(49)	(18)	(89)	(835)
Repurchases of common stock	(1,419)	(1,027)	(2,437)	(1,849)
Cash dividends paid	(691)	(664)	(1,359)	(1,304)
Other	(4)	(3)	(21)	(33)
Net cash used for financing activities	(2,113)	(1,660)	(3,832)	(3,877)
Effect of foreign exchange rate changes on cash and cash equivalents	(133)	30	(118)	16
Net decrease in cash and cash equivalents	(1,033)	(291)	(2,711)	(2,848)
Cash and cash equivalents at beginning of period	9,281	11,718	10,959	14,275
Cash and cash equivalents at end of period	$8,248	$11,427	$8,248	$11,427
- MORE -

Honeywell Q2’22 Results - 11

Honeywell International Inc.
Reconciliation of Organic Sales % Change (Unaudited)

Three Months Ended June 30, 2022
Honeywell
Reported sales % change	2%
Less: Foreign currency translation	(2)%
Less: Acquisitions, divestitures and other, net	—%
Organic sales % change	4%
Sales decline attributable to COVID-driven masks	2%
Organic sales % change excluding COVID-driven masks	6%
Sales decline attributable to lost Russian sales	1%
Organic sales % change excluding COVID-driven masks and lost Russian sales	7%

Aerospace
Reported sales % change	5%
Less: Foreign currency translation	—%
Less: Acquisitions, divestitures and other, net	—%
Organic sales % change	5%

Honeywell Building Technologies
Reported sales % change	9%
Less: Foreign currency translation	(6)%
Less: Acquisitions, divestitures and other, net	1%
Organic sales % change	14%

Performance Materials and Technologies
Reported sales % change	6%
Less: Foreign currency translation	(4)%
Less: Acquisitions, divestitures and other, net	—%
Organic sales % change	10%

Safety and Productivity Solutions
Reported sales % change	(12)%
Less: Foreign currency translation	(2)%
Less: Acquisitions, divestitures and other, net	—%
Organic sales % change	(10)%
Sales decline attributable to COVID-driven masks	5%
Organic sales % change excluding COVID-driven masks	(5)%

We define organic sales percent as the year-over-year change in reported sales relative to the comparable period, excluding the impact on sales from foreign currency translation and acquisitions, net of divestitures, for the first 12 months following the transaction date. We believe this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

We define organic sales growth excluding COVID-driven mask sales as organic sales growth excluding any sales attributable to COVID-driven mask sales. We define organic sales growth excluding COVID-driven mask sales and lost Russian sales as organic sales growth excluding any sales attributable to COVID-driven mask sales and substantial suspension and wind down of operations in Russia. We believe organic sales growth excluding COVID-driven mask sales, and organic sales growth excluding COVID-driven mask sales and lost Russian sales are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

- MORE -

Honeywell Q2’22 Results - 12

A quantitative reconciliation of reported sales percent change to organic sales percent change has not been provided for forward-looking measures of organic sales percent change, organic sales percent change excluding COVID-driven masks or organic sales percent change excluding COVID-driven masks and lost Russian sales because management cannot reliably predict or estimate, without unreasonable effort, the fluctuations in global currency markets that impact foreign currency translation, nor is it reasonable for management to predict the timing, occurrence and impact of acquisition and divestiture transactions, all of which could significantly impact our reported sales percent change.
- MORE -

Honeywell Q2’22 Results - 13

Honeywell International Inc.
Reconciliation of Operating Income to Segment Profit, Calculation of Operating Income and Segment Profit Margins and Calculation of Segment Profit Margin excluding Quantinuum (Unaudited)
(Dollars in millions)

	Three Months Ended June 30,		Twelve Months Ended December 31,
	2022	2021	2021
Operating income	$1,601	$1,598	$6,200
Stock compensation expense (1)	53	39	217
Repositioning, Other (2,3)	180	119	636
Pension and other postretirement service costs (3)	33	37	159
Segment profit	$1,867	$1,793	$7,212
Operating income	$1,601	$1,598	$6,200
÷ Net sales	$8,953	$8,808	$34,392
Operating income margin %	17.9%	18.1%	18.0%
Segment profit	$1,867	$1,793	$7,212
÷ Net sales	$8,953	$8,808	$34,392
Segment profit margin %	20.9%	20.4%	21.0%

Segment profit	$1,867	$1,793	$7,212
Add: Quantinuum segment loss (4)	38	14	62
Segment profit excluding Quantinuum	$1,905	$1,807	$7,274

Net sales	$8,953	$8,808	$34,392
Less: Quantinuum net sales	1	1	5
Net sales excluding Quantinuum	$8,952	$8,807	$34,387

Segment profit margin % excluding Quantinuum	21.3%	20.5%	21.2%

Expansion in segment profit margin % excluding Quantinuum	80 bps	Not Reported	Not Reported
Expansion in segment profit margin %	50 bps	Not Reported	Not Reported

(1)	Included in Selling, general and administrative expenses.
(2)
Includes repositioning, asbestos, environmental expenses, equity income adjustment, and other charges. For the three months ended June 30, 2022, other charges include $67 million related to inventory reserves, the write-down of other assets, and employee severance, related to the initial suspension and wind down of our businesses and operations in Russia. For the three months ended June 30, 2022 and twelve months ended December 31, 2021, other charges include $6 million and $105 million, respectively, of incremental long-term contract labor cost inefficiencies due to severe supply chain disruptions (attributable to the COVID-19 pandemic) relating to the warehouse automation business within the Safety and Productivity Solutions segment. These costs include incurred amounts and provisions for anticipated losses recognized during the first and fourth quarters when total estimated costs at completion for certain of the business’ long-term contracts exceeded total estimated revenue. These certain costs represent unproductive labor costs due to unexpected supplier delays and the resulting downstream installation issues, demobilization and remobilization of contract workers, and resolution of contractor disputes.

(3)	Included in Cost of products and services sold and Selling, general and administrative expenses.
(4)
For the three months ended June 30, 2021, and the twelve months ended December 31, 2021, Quantinuum segment loss includes the segment loss of Honeywell Quantum Solutions, a wholly-owned subsidiary of Honeywell, prior to the November 29, 2021, combination of Honeywell Quantum Solutions and Cambridge Quantum Computing, resulting in the formation of Quantinuum.

We define segment profit as operating income, excluding stock compensation expense, pension and other postretirement service costs, and repositioning and other charges. We define segment profit excluding Quantinuum as segment profit excluding segment profit attributable to Quantinuum. We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

- MORE -

Honeywell Q2’22 Results - 14

We define expansion in segment profit margin percentage as the year-over-year increase in segment profit margin percentage. We define expansion in segment profit margin percentage excluding Quantinuum as the year-over-year increase in segment profit margin percentage excluding Quantinuum. We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

A quantitative reconciliation of segment profit and segment profit excluding the impact of Quantinuum, on an overall Honeywell basis, to operating income has not been provided for all forward-looking measures of segment profit and segment margin included herewithin. Management cannot reliably predict or estimate, without unreasonable effort, the impact and timing on future operating results arising from items excluded from segment profit. The information that is unavailable to provide a quantitative reconciliation could have a significant impact on our reported financial results. To the extent quantitative information becomes available without unreasonable effort in the future, and closer to the period to which the forward-looking measures pertain, a reconciliation of segment profit to operating income will be included within future filings.
- MORE -

Honeywell Q2’22 Results - 15

Honeywell International Inc.
Reconciliation of Earnings per Share to Adjusted Earnings per Share (Unaudited)

	Three Months Ended June 30,		Twelve Months Ended December 31,
	2022	2021	2021	2022(E)
Earnings per share of common stock - diluted (1)	$1.84	$2.04	$7.91	$8.02 - $8.27
Pension mark-to-market expense (2)	—	—	0.05	No Forecast
Changes in fair value for Garrett equity securities (3)	—	(0.03)	(0.03)	—
Garrett related adjustments (4)	—	0.01	0.01	—
Gain on sale of retail footwear business (5)	—	—	(0.11)	—
Expense related to UOP Matters (6)	0.07	—	0.23	0.07
Russian-related charges (7)	0.19	—	—	0.46
Adjusted earnings per share of common stock - diluted	$2.10	$2.02	$8.06	$8.55 - $8.80

(1)
For the three months ended June 30, 2022, and 2021, adjusted earnings per share utilizes weighted average shares of approximately 685.0 million and 702.5 million. For the twelve months ended December 31, 2021, adjusted earnings per share utilizes weighted average shares of approximately 700.4 million. For the twelve months ended December 31, 2022, expected earnings per share utilizes weighted average shares of 686 million (midpoint of the expected range of 684 million to 687 million).

(2)	Pension mark-to-market expense uses a blended tax rate of 25% for 2021.
(3)
For the three months ended June 30, 2021, and twelve months ended December 31, 2021, the adjustments were $16 million and $19 million, respectively, net of tax due, to changes in fair value for Garrett equity securities.

(4)
For the three months ended June 30, 2021, and twelve months ended December 31, 2021, the adjustment was $7 million, net of tax, due to a non-cash charge associated with the reduction in value of reimbursement receivables following Garrett's emergence from bankruptcy on April 30, 2021.

(5)	For the twelve months ended December 31, 2021, the adjustment was $76 million, net of tax, due to the gain on sale of the retail footwear business.
(6)
For the three months ended June 30, 2022, and twelve months ended December 31, 2022, the adjustment was $50 million, with no tax benefit, due to an expense related to UOP matters. For the twelve months ended December 31, 2021, the adjustment was $160 million, with no tax benefit, due to an expense related to UOP matters.

(7)
For the three months ended June 30, 2022, the adjustment was $126 million, with no tax benefit, to exclude charges and the accrual of reserves related to foreign exchange revaluation, inventory reserves, the write-down of other assets, impairment of property, plant and equipment, employee severance, and a tax valuation allowance related to the initial suspension and wind down of our businesses and operations in Russia. For the twelve months ended December 31, 2022, the adjustment was $309 million, to exclude charges and the accrual of reserves related to outstanding accounts receivable and contract assets, impairment of intangible assets, foreign exchange revaluation, inventory reserves, the write-down of other assets, impairment of property, plant and equipment, employee severance, and a tax valuation allowance related to the initial suspension and wind down of our businesses and operations in Russia.

We believe adjusted earnings per share is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends. For forward looking information, management cannot reliably predict or estimate, without unreasonable effort, the pension mark-to-market expense as it is dependent on macroeconomic factors, such as interest rates and the return generated on invested pension plan assets. We therefore do not include an estimate for the pension mark-to-market expense. Based on economic and industry conditions, future developments and other relevant factors, these assumptions are subject to change.
- MORE -

Honeywell Q2’22 Results - 16

Honeywell International Inc.
Reconciliation of Cash Provided by Operating Activities to Free Cash Flow, Reconciliation of Net Income Attributable to Honeywell to Adjusted Net Income Attributable to Honeywell, and Calculation of Adjusted Free Cash Flow Conversion (Unaudited)
(Dollars in millions)

	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021
Cash provided by operating activities	$789	$1,278
Expenditures for property, plant and equipment	(158)	(185)
Garrett cash receipts	212	375
Free cash flow	843	1,468
Net income attributable to Honeywell	1,261	1,430
Changes in fair value for Garrett equity securities (1)	—	(16)
Garrett related adjustment (2)	—	7
Expense related to UOP Matters (3)	50	—
Russian-related charges (4)	126	—
Adjusted net income attributable to Honeywell	$1,437	$1,421
Cash provided by operating activities	$789	$1,278
÷ Net income attributable to Honeywell	$1,261	$1,430
Operating cash flow conversion %	63%	89%
Free cash flow	$843	$1,468
÷ Adjusted net income attributable to Honeywell	$1,437	$1,421
Adjusted free cash flow conversion %	59%	103%

(1)	For the three months ended June 30, 2021, the adjustment was $16 million, net of tax, due to changes in fair value for Garrett equity securities.
(2)	For the three months ended June 30, 2021, the adjustment was $7 million, net of tax, due to a non-cash charge associated with a reduction in value of reimbursement receivables following Garrett's emergence from bankruptcy on April 30, 2021.
(3)	For the three months ended June 30, 2022, the adjustment was $50 million, with no tax benefit, due to an expense related to UOP matters.
(4)	For the three months ended June 30, 2022, the adjustment was $126 million, with no tax benefit, to exclude charges and the accrual of reserves related to foreign exchange revaluation, inventory reserves, the write-down of other assets, impairment of property, plant and equipment, employee severance, and a tax valuation allowance related to the initial suspension and wind down of our businesses and operations in Russia.

We define free cash flow as cash provided by operating activities less cash expenditures for property, plant and equipment plus cash receipts from Garrett. We define adjusted free cash flow conversion as free cash flow divided by adjusted net income attributable to Honeywell.

We believe that free cash flow is a non-GAAP metric that is useful to investors and management as a measure of cash generated by operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, pay dividends, repurchase stock or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from operations and the impact that this cash flow has on our liquidity.

- MORE -

Honeywell Q2’22 Results - 17

Honeywell International Inc.
Reconciliation of Expected Cash Provided by Operating Activities to Expected Free Cash Flow and Expected Free Cash Flow Excluding Quantinuum (Unaudited)

Twelve Months Ended December 31, 2022(E) ($B)
Cash provided by operating activities	~$5.5 - $5.9
Expenditures for property, plant and equipment	~(1.2)
Garrett cash receipts	0.4
Free cash flow	~$4.7 - $5.1
Free Cash flow attributable to Quantinuum	0.2
Free cash flow excluding Quantinuum	~$4.9 - $5.3

We define free cash flow as cash provided by operating activities less cash expenditures for property, plant and equipment plus anticipated cash receipts from Garrett. We define free cash flow excluding Quantinuum as free cash flow less free cash flow attributable to Quantinuum.

We believe that free cash flow and free cash flow excluding Quantinuum are non-GAAP metrics that are useful to investors and management as a measure of cash generated by operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, pay dividends, repurchase stock or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from operations and the impact that this cash flow has on our liquidity.